Securities and Exchange Commision
                              450 5th Street, N.W.
                             Washington, D.C. 20549

Gentlemen:

     We have read and agree with the comments in Item 4 of the Form 8-K of GS Telecom, LTD., dated October 2, 2000.


                                        OATLEY & HANSEN



                                        /s/ Oatley & Hansen
                                        -----------------------------------

Denver, Colorado